UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 24, 2016

Vail Resorts, Inc.
(Exact name of registrant as specified in its Charter)

Delaware	001-09614	51-0291762
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

390 Interlocken Crescent Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 404-1800

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2016, Vail Resorts, Inc. (the “Company”) announced the appointment of Ryan Siurek, age 44, to serve as Vice President, Controller and Chief Accounting Officer, effective April 18, 2016. Mr. Siurek will report to the Company’s Executive Vice President and Chief Financial Officer.

As previously reported on June 3, 2015, Mark L. Schoppet, Senior Vice President, Controller and Chief Accounting Officer, notified the Company of his intention to retire from the Company effective upon hiring of his successor and completion of a transition period. Upon effectiveness of Mr. Siurek’s appointment as Vice President, Controller and Chief Accounting Officer, Mr. Schoppet will remain with the Company until completion of a transition period with Mr. Siurek.

Prior to joining the Company, Mr. Siurek served as Vice President and Divisional Chief Financial Officer of the Prepaid and Wholesale division at Sprint Corporation from December 2014 until March 2016 and the Enterprise Solution division from December 2013 until December 2014, where he was responsible for the finance function of these divisions.  Prior to these roles, Mr. Siurek served as Vice President, Controller and Chief Accounting Officer of Sprint from November 2009 until December 2013.  Mr. Siurek holds a bachelor of science - accounting and a master of science - accounting from Texas A&M University.

In connection with Mr. Siurek’s employment, Mr. Siurek will be entitled to receive compensation and participate in benefits plans, including equity compensation and annual cash incentive plans, generally available to the Company’s other executives. These plans are described in the Company’s definitive proxy statement for its annual meeting of stockholders filed with the Securities and Exchange Commission. Mr. Siurek will also receive (i) an equity award under the Company’s equity compensation plan consisting of restricted share units (RSUs) of approximately $48,621 and share appreciation rights of approximately $166,664, which are expected to vest in three equal installments beginning on the first anniversary of the grant date; and (ii) a one-time additional grant of RSUs of approximately $100,000, which is expected to vest on the third anniversary of the grant date.

There is no arrangement or understanding pursuant to which Mr. Siurek was selected to serve as an officer of the Company and there are no related party transactions between the Company and Mr. Siurek that would require disclosure under Item 404(a) of Regulation S-K. In addition, there are no family relationships between Mr. Siurek and any director or executive officer of the Company.

A copy of the press release announcing the appointment of Mr. Siurek is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits furnished herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAIL RESORTS, INC.

Date: March 24, 2016	By:	/s/ Michael Z. Barkin
Name: Michael Z. Barkin
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 24, 2016.